Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-180049) on Form S-3 and registration statements (Nos. 333-231205, 333-204169, 333-174755, 333-143216 and 333-88454) on Form S-8 of our reports dated February 27, 2025, with respect to the consolidated financial statements of Alamo Group Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
New Orleans, Louisiana
February 27, 2025